SECURITIES & EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20449


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   May 17, 2002
                                                --------------------------------


                           American Inflatables, Inc.
                           --------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                                    --------
                          (State of Other Jurisdiction
                                of Incorporation)

      0-26943                                           95-4702570
---------------------------                      -----------------------
(Commission File Number)                      (IRS Employer Identification No.)


947 Newhall Street, Costa Mesa, California               29606
--------------------------------------------------- ---------------
(Address of Principal Executive Offices)               (Zip Code)

                                 (949) 515-1776
                                 --------------
                         (Registrant's Telephone Number
                              Including Area Code)

                                 Not Applicable
                                 --------------
                         (Former Name or Former Address,
                          if Changed Since Last Report)








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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On May 17, 2002, the Company completed the acquisition of American Sports Development Group, Inc. (ASDG), a South Carolina corporation formerly known as National Paintball Supply Company, Inc.

         The Company issued 49,147,453 shares of its common stock to the three shareholders of ASDG in exchange for all of the issued and outstanding shares of ASDG. As a result of the share exchange, ASDG became a wholly-owned subsidiary of the Company, and William R. Fairbanks, a director and the president, chief executive officer and majority shareholder of ASDG became the majority shareholder of the Company.

         The other shareholders of ASDG prior to the share exchange were Red Oak Limited Partnership, of which Mr. Fairbanks and his wife are general partners, and Douglas L. Brown. The shares issued to the ASDG shareholders represent shares constituting 83% of the voting power and distributional rights of all security holders of the Company on a fully diluted basis. In the event that the number of shares issued to the former ASDG shareholders turns out to be a lesser percentage, the Company is obligated to issue additional shares to ensure that the ASDG shareholders receive such percentage.

         ASDG has headquarters in Greenville, South Carolina and manufactures, distributes and markets paintball gaming supplies. Paintball is considered an "extreme sport" and involves participants shooting "paintballs" at targets or other persons, generally in a competitive situation. The Company intends for ASDG to continue to conduct its paintball business as a wholly-owned subsidiary of the Company following the share exchange.

         At March 31, 2002, ASDG had total assets of approximately $6.9 million and shareholders' equity of $844,000. For the three months ended March 31, 2002, it had total revenues of $6.0 million and a net profit of $22,108. For the year ended December 31, 2001, it had total revenues of $23.5 million and a net loss of $224,000.

         In connection with the share exchange, the officers and directors of the Company prior to the transaction resigned. Mr. Fairbanks and Mr. Brown became the sole directors of the Company. Mr. Fairbanks became the president and chief executive officer of the Company, and Mr. Brown became the vice president, treasurer and secretary of the Company.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired: to be filed by amendment by July 31, 2002.

(b) Pro forma financial information: to be filed by amendment by July 31, 2002.

(c)      Exhibits.

         2.1.1 Stock Purchase Agreement dated May 16, 2002 by and between the Shareholders of American Sports Development Group, Inc. (f/k/a National Paintball Supply Co., Inc.) and American Inflatables, Inc.

         2.1.2 Guaranty and Indemnification Agreement of Gregg R. Mulholland dated May 16, 2002.

         2.1.3 Escrow Agreement dated May 16, 2002 by and among William R. Fairbanks, Red Oak Limited Partnership, Douglas A. Brown, Gregg R. Mulholland, Robert B. Beauchamp, Universal Consultants, Inc., National Financial, Inc., William Carroll, Meir J. Westreich, and Douglas R. Holmes.

         4.2      American Inflatables, Inc.  Shareholders  Agreement  dated May
                  16, 2002.

         10.2     Employment   Agreement  dated  May  16,  2002  by  and between
                  American Inflatables, Inc. and Gregg R. Mulholland.

         10.13 Consulting Agreement by and between American Inflatables, Inc. and Dale Paisley dated May 16, 2002 to be effective as of August 9, 2000.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           AMERICAN INFLATABLES, INC.


Date:  June 2, 2002             By: /s/ William R. Fairbanks
                                    ----------------------------------------
                                    William R. Fairbanks
                                    President & Chief Executive Officer


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                                    EXHIBITS

2.1.1    Stock Purchase  Agreement  dated   May  16,  2002  by  and  between the
         Shareholders of American Sports Development Group, Inc. (f/k/a National Paintball Supply Co., Inc.) and American Inflatables, Inc.

2.1.2 Guaranty and Indemnification Agreement of Gregg R. Mulholland dated May 16, 2002.

2.1.3 Escrow Agreement dated May 16, 2002 by and among William R. Fairbanks, Red Oak Limited Partnership, Douglas A. Brown, Gregg R. Mulholland, Robert B. Beauchamp, Universal Consultants, Inc., National Financial, Inc., William Carroll, Meir J. Westreich, and Douglas R. Holmes.

4.2      American Inflatables, Inc. Shareholders Agreement dated May 16, 2002.

10.2 Employment Agreement dated May 16, 2002 by and between American Inflatables, Inc. and Gregg R. Mulholland.

10.13 Consulting Agreement by and between American Inflatables, Inc. and Dale Paisley dated May 16, 2002 to be effective as of August 9, 2000.